Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	BH Investment and Liberty Ltd.

Address of Joint Filer:	9F, 21, Yeouidaebang-ro 67-gil, Yeongdeungpo-gu
Seoul, 07330 Republic of Korea

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	NuScale Power Corporation [SMR]

Date of Event Requiring Statement:
(Month/Day/Year):	5/2/2022

Name of Joint Filer:	Dae Seok Bae

Address of Joint Filer:	9F, 21, Yeouidaebang-ro 67-gil, Yeongdeungpo-gu
Seoul, 07330 Republic of Korea

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	NuScale Power Corporation [SMR]

Date of Event Requiring Statement:
(Month/Day/Year):	5/2/2022